UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 12, 2022 (December 7, 2022)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Non-voting Common Stock, par value $.01 per share	EZPW	NASDAQ Stock Market	(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement
The Purchase Agreement
On December 7, 2022, EZCORP, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as representative (the “Representative”) of the initial purchasers (the “Initial Purchasers”), relating to the sale by the Company of $200,000,000 aggregate principal amount of its 3.75% convertible senior notes due 2029 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Notes Offering”). In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $30,000,000 aggregate principal amount of the Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on December 8, 2022.
The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
The Notes and the Indenture
On December 12, 2022, the Company issued $230,000,000 of the Notes pursuant to an indenture, dated as of December 12, 2022 (the “Indenture”), between the Company and Truist Bank, as trustee.
The Notes bear interest at a rate of 3.75% per year until maturity. Interest is payable in cash on June 15 and December 15 of each year, beginning on June 15, 2023. The Notes will mature on December 15, 2029, unless converted, redeemed or repurchased in accordance with their terms prior to such date. The initial conversion rate is 89.0313 shares of the Company’s Class A Non-Voting Common Stock, $.01 par value per share (“Class A common stock”), per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $11.23 per share of Class A common stock). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described in the Indenture.
Prior to the close of business on the business day immediately preceding June 15, 2029, holders may convert their Notes only under the following circumstances:
•During any fiscal quarter commencing after the fiscal quarter ending on March 31, 2023 (and only during such fiscal quarter), if the last reported sale price of the Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day;
•During the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price per $1,000 principal amount of Notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of the Company's Class A common stock and the conversion rate on such trading day;
•If the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or
•Upon the occurrence of specified corporate events described in the Indenture.
On or after June 15, 2029, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes, at their option, regardless of the foregoing circumstances. Upon conversion of a Note, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock or a combination thereof, at the Company’s election. If the Company satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of the Company’s Class A common stock, the amount of cash and number of shares of the Company’s Class A common stock, if any, due upon conversion will be based on a daily conversion value (as described in the Indenture) calculated on a proportionate basis for each trading day in a 50 trading day observation period. Upon conversion, holders of Notes will not receive any separate cash payment for accrued and unpaid interest, if any, except in the limited circumstances described in the Indenture. The Company’s payment or delivery, as the case may be, to the holder of a Note of the amount of cash, shares of the Company’s Class A common stock or a combination thereof into which such Note is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the conversion date.

If holders elect to convert the Notes in connection with certain “make-whole fundamental change” transactions (as defined in the Indenture), or in connection with a redemption notice, as described in the Indenture, the Company will, under certain circumstances described in the Indenture, increase the conversion rate for the Notes so surrendered for conversion.
The Company may not redeem the Notes prior to December 21, 2026. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described in the Indenture), at its option, on or after December 21, 2026, if the last reported sale price of the Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides the applicable redemption notice, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides the applicable redemption notice. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders will have the right to require the Company to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding the fundamental change repurchase date, subject to the terms of the Indenture.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 above is incorporated herein by reference.
Item 3.02 — Unregistered Sales of Equity Securities
The information under Item 1.01 above is incorporated herein by reference.
Item 8.01— Other Events
Concurrent Note Repurchases
Concurrently with the Notes Offering, the Company entered into separate, privately negotiated transactions with one or more holders of the Company’s 2.875% Convertible Senior Notes due 2024 (the “2024 Convertible Notes”) and its 2.375% Convertible Senior Notes due 2025 (the “2025 Convertible Notes” and, together with the 2024 Convertible Notes, the “Existing Convertible Notes”) to repurchase with a portion of the net proceeds from the Notes Offering approximately $109.4 million aggregate principal amount of the 2024 Convertible Notes for approximately $117.5 million plus accrued interest and approximately $69.1 million aggregate principal amount of the 2025 Convertible Notes for approximately $62.9 million plus accrued interest (the “Concurrent Notes Repurchases”).
The terms of the Concurrent Notes Repurchases were individually negotiated with one or more holders of the Existing Convertible Notes depending on several factors, including the market price of the Company’s Class A common stock and the trading price of the Existing Convertible Notes at the time of each such Concurrent Notes Repurchase.
Concurrent Share Repurchases
The Company used approximately $5.0 million of the net proceeds from the Notes Offering to repurchase for cash shares of its Class A common stock from purchasers of the Notes in privately negotiated transactions effected with or through one of the Initial Purchasers or its affiliate. The purchase price per share of the Class A common stock repurchased in such transactions equaled the closing sale price per share of the Company’s Class A common stock on the Nasdaq Global Select Market on December 7, 2022, which was $8.64 per share. Such transactions were authorized separately from, and did not reduce the authorized repurchase capacity under, the share repurchase program that the Company’s Board of Directors approved in May 2022 and that authorizes the repurchase of up to $50 million of the Company’s Class A common stock over a three-year period.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits.

4.1	Indenture, dated December 12, 2022, between EZCORP, Inc. and Truist Bank, as trustee
10.1	Purchase Agreement, dated December 7, 2022, between EZCORP, Inc. and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	December 13, 2022	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary